Exhibit 21.1

Subsidiaries of Premcor Inc. and The Premcor Refining Group Inc.

Premcor Inc.:

Name	State of Organization
The Premcor Refining Group Inc.	Delaware
Premcor USA Inc.	Delaware
Sabine River Holding Corp.	Delaware
Sabine River LLC	Delaware
Neches River Holding Corp.	Delaware
Port Arthur Coker Company L.P.	Delaware
Port Arthur Finance Corp.	Delaware
The Premcor Pipeline Co.	Delaware
Premcor Power Generating LLC	Delaware
Premcor Power Marketing LLC	Delaware
Premcor Investments Inc.	Nevada
Opus Energy Risk Limited	Bermuda

The Premcor Refining Group Inc.:

Name	State of Organization
Sabine River Holding Corp.	Delaware
Sabine River LLC	Delaware
Neches River Holding Corp.	Delaware
Port Arthur Coker Company L.P.	Delaware
Port Arthur Finance Corp.	Delaware
Premcor Power Generating LLC	Delaware
Premcor Power Marketing LLC	Delaware
Premcor Investments Inc.	Nevada